As filed with the Securities and Exchange Commission on July 29, 2025

Registration No. 333-271579

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 2 to:

Form F-3 Registration No. 333-271579, as amended by

Post-Effective Amendment No. 1 on Form S-3

UNDER

THE SECURITIES ACT OF 1933

Renalytix plc

(Exact name of registrant as specified in its charter)

England and Wales	Not Applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

2 Leman Street

London E1W 9US

United Kingdom

Tel: +44 20 3139 2910

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Renalytix AI, Inc.

1460 Broadway

New York, NY 10036

Tel: +1 646 397 3970

(Name, address and telephone number of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:

Mark E. Rosenstein
Stevens & Lee PC
620 Freedom Business Center, Suite 200
King of Prussia, PA 19406
+1 610 205-6050

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: This post-effective amendment is being filed to deregister the unsold securities previously registered under this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 relates to the following Registration Statement (the “Registration Statement”), filed with the Securities Exchange Commission (the “SEC”) by Renalytix plc (the “Registrant”):

●	Registration Statement No. 333-271579 on Form F-3, originally filed with the SEC on May 2, 2023, as amended by the Post-Effective Amendment No. 1 on Form S-3 on September 28, 2023.

The Registrant is filing this Post-Effective Amendment to deregister any and all securities that remain unsold under the Registration Statement as of the date hereof. In accordance with the undertakings made by the Registrant in the Registration Statement to remove from registration by means of a post-effective amendment any securities that had been registered for issuance but remain unsold at the termination of the offering, the Registrant hereby removes and withdraws from registration any and all securities registered pursuant to the Registration Statement that remain unsold as of the date hereof.

SIGNATURE

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of London, United Kingdom, on July 29, 2025.

RENALYTIX PLC

By:	/s/ James McCullough
	Name:	James McCullough
	Title:	Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

2